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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the references to our firm under the caption "Experts" and to the use of our report dated January 30, 1997 in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-36833) and related Prospectus of IMCO Recycling Inc.


     We also consent to the incorporation by reference therein of our report dated March 13, 1997, with respect to the consolidated financial statements of IMSAMET, Inc. for the year ended December 31, 1996, included in the Current Report on Form 8-K of IMCO Recycling Inc. dated January 21, 1997, as amended, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

Dallas, Texas

October 28, 1997